                                                                                                                                                            Exhibit 1

                                                                                                                                                            Sub-Item 77C

GENERAL GOVERNMENT SECURITIES MONEY MARKET FUNDS, INC.

General Government Securities Money Market Fund

                                         MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS

A Special Meeting of Shareholders was held on June 9, 2010 for General Government Securities Money Market Fund.   Below are the total shares entitled to vote at the meeting, and the number of shares represented at the meeting, either in person or by proxy.

                        Total Shares entitled                                       Shares Represented at Meeting,

                        to vote at meeting:__                                      in person or by proxy:________

                        12,968,858,544.604                                        6,531,358,586.959

The following matters were duly approved by the holders of the outstanding Shares of General Government Securities Money Market Fund, Inc. as follows:

Approval to amend the Fund’s fundamental policies and investment restrictions regarding borrowing:

Affirmative Votes:         629,325,164.490

Negative Votes:               76,405,794.550

Abstained Votes:             32,255,729.550

Uninstructed Shares:      146,212,682.000

Approval to amend the Fund’s fundamental policies and investment restrictions regarding lending:

Affirmative Votes:        626,774,668.850

Negative Votes:              79,075,099.220

Abstained Votes:            32,136,920.520

Uninstructed Shares:     146,212,682.000

Approval to amend the Fund’s fundamental policies and investment restrictions to permit investment in other investment companies:

Affirmative Votes:        617,671,825.960

Negative Votes:              87,063,151.310

Abstained Votes:             33,251,711.320

Uninstructed Shares:      146,212,682.000

                                                                                                                                                            Exhibit 2

                                                                                                                                                            Sub-Item 77C

GENERAL GOVERNMENT SECURITIES MONEY MARKET FUNDS, INC.

General Treasury Prime Money Market Fund

                                         MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS

A Special Meeting of Shareholders was held on June 9, 2010 for General Treasury Prime Money Market Fund.   Below are the total shares entitled to vote at the meeting, and the number of shares represented at the meeting, either in person or by proxy.

                        Total Shares entitled                                       Shares Represented at Meeting,

                        to vote at meeting:__                                      in person or by proxy:________

                        1,484,656,497.800                                          748,218,389.810

The following matters were duly approved by the holders of the outstanding Shares of General Treasury Prime Money Market Fund, Inc. as follows:

Approval to amend the Fund’s fundamental policies and investment restrictions regarding borrowing:

Affirmative Votes:         620,187,068.580

Negative Votes:               54,552,980.030

Abstained Votes:             26,643,180.200

Uninstructed Shares:        46,835,161.000

Approval to amend the Fund’s fundamental policies and investment restrictions regarding lending:

Affirmative Votes:        612,624,089.920

Negative Votes:              55,222,946.690

Abstained Votes:            33,536,192.200

Uninstructed Shares:       46,835,161.000